UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

KBS GROWTH & INCOME REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	333-207471	47-2778257
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Purchase and Sale Agreement for 213 W. Institute Place
On August 29, 2017, KBS Growth & Income REIT, Inc., (the “Company”), through an indirect wholly owned subsidiary (the “Buyer”), entered into a purchase and sale agreement (the “Agreement”) with 213 W. Institute Owner LLC and 218-224 W. Chicago Owner LLC (together, the “Seller”) to acquire a seven-story Class A office building containing 157,166 rentable square feet located on approximately 0.5 acres of land in Chicago, Illinois (“213 W. Institute Place”). The Seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor.
The contractual purchase price of 213 W. Institute Place is approximately $43.5 million plus closing costs. The Company intends to fund the purchase of 213 W. Institute Place with proceeds from its terminated private offering, its terminated primary public offering and proceeds from an existing term loan from an unaffiliated lender. The Company is currently renegotiating the terms of the term loan. Pursuant to the Agreement, the Company would be obligated to purchase the property only after satisfaction of agreed upon closing conditions. There can be no assurance that the Company will complete the acquisition. As of August 30, 2017, the Company had made a deposit of $1.5 million and, in some circumstances, if the Company fails to complete the acquisition, it may forfeit up to $1.5 million of earnest money.
213 W. Institute Place was built in 1908 and renovated in 2017. As of August 1, 2017, 213 W. Institute Place was approximately 91% leased to 38 tenants. The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (net of rental abatements), for the tenants of 213 W. Institute Place is approximately $2.8 million. The current weighted-average remaining lease term for the tenants is approximately 5.0 years. The current weighted-average rental rate (net of rental abatements) over the remaining lease term is $25.41 per square foot.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS GROWTH & INCOME REIT, INC.

Dated: September 1, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer